UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 10, 2001

                                 1st GENX, INC.
                              (Name of Registrant)

  Nevada                               0-27715                 86-0871081
(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                  File Number)           Identification No.)


                 565 Bernard Ave, Suite 101, Kelowna, BC V1Y8R4
                    (Address of principle executive offices)

Registrants telephone number, including area code     (250) 860-9551


                               1st GENX.COM, INC.

          (Former name or former address, if changed since last report)


     Check  whether  the issuer (1) filed all  reports  required  to be filed by
Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

         Yes      [  X  ]                            No     [     ]

The Company had 49,560,817 shares of common stock outstanding at May 1, 2001.

Transitional Small Business Disclosure Format (check one):


         Yes      [     ]                            No     [  X   ]





Item 1.  Changes in Control of Registrant

         No events to report.

Item 2.  Acquisition or Disposition of Assets

         No events to report.

Item 3.  Bankruptcy or Receivership

         No event to report.

Item 4.  Changes in Registrants Certifying Accountant

         No event to report.

Item 5.  Other Matters

     At the Annual Meeting of Shareholders held March 6, 2001 the shareholders authorized a reverse split of the Companys outstanding common stock. On May 10, 2001 the Board of Directors resolved to reverse split the outstanding common stock of 49,560,817 shares of common stock on a one for four (1:4) basis thereby reducing the outstanding stock to 12,390,204 shares. June 10, 2001 was set as the effective date of the reverse split.

Item 6.  Changes in Directors

         No event to report.

Item 7.  Financial Statements

         None.

Exhibits

         Item 5-1 Minutes of the March 6, 2001 Annual Meeting
         Item 5-2 Director resolution dated May 10, 2001.






     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.
                                            1St GENX, Inc.


                                            /S/ Antal Markus
                                            Antal Markus, President






Dated this 20th day of May, 2001.